WEAVER & MARTIN

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated July 9, 2007 accompanying the financial statements of Excaliber Enterprises, LTD for the year ended December 31, 2006 and 2005.  We hereby consent to the incorporation by reference of said report on the Registration Statement of Excaliber Enterprises on Form SB-2 to be filed with the US Securities and Exchange Commission.

We also consent to the reference to Weaver & Martin, LLC under the caption “Experts” in said registration statement.

/s/ Weaver & Martin, LLC

Weaver & Martin, LLC

Kansas City, Missouri

September 6, 2007

Certified Public Accountants & Consultants

411 Valentine, Suite 300

Kansas City, Missouri 64111

Phone: (816) 756-5525

Fax: (816) 756-2252